Exhibit 15





June 15, 1995




Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our report dated April 21, 1995 (issued pursuant to the provisions of Statement of Auditing Standards 71) in its Registration Statement on Form S-8 to be filed on or about June 15, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




/s/ Price Waterhouse LLP